REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 22, 2009, is by and between MICROVISION, INC., a Delaware corporation (the "Company"), and MAX DISPLAY ENTERPRISEs LIMITED, a limited liability company formed under the laws of the British Virgin Islands (the "Investor").

A. The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of June 22, 2009 (the "Securities Purchase Agreement"), to issue and sell to the Investor named therein (A) shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and (B) the Warrant in the form attached to the Securities Purchase Agreement (the "Warrant").

B. The Warrant is exercisable into shares of Common Stock (the "Warrant Shares") in accordance with their terms.

In consideration of the Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

"Business Day" means any day other than a Saturday, a Sunday or a day on which the Nasdaq Global Market or the Taiwan Stock Exchange is closed or on which banks in the City of New York or Taiwan are required or authorized by law to be closed.

"Commission" means the Securities and Exchange Commission.

"Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

"Holder" means any person owning or having the right to acquire, through exercise of the Warrant or otherwise, Registrable Securities, including initially the Investor and thereafter any permitted assignee thereof.

"Registrable Securities" means (i) the Shares and the Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Securities Purchase Agreement or the Warrant, and (ii) any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Shares or the Warrant Shares.

"Registration Deadline" means the last day of the 120-day period following the Closing Date.

"Registration Period" has the meaning set forth in Section 2(b).

"Registration Statement" means a registration statement or statements prepared in compliance with the Securities Act pursuant to Section 2(a).

"Required Holders" means the Holders of a majority of the Registrable Securities that are either then outstanding or are issuable on exercise of the Warrant then outstanding (without regard to any limitation on such exercise).

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement.

2. REGISTRATION.

(a) Filing of Registration Statement. As soon as practicable but in no event later than 30 days after the Closing (the "Filing Deadline"), the Company shall prepare and file with the Commission a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act covering the resale of a number of shares of Registrable Securities equal to the sum of (i) the aggregate number of Shares issued under the Securities Purchase Agreement plus (ii) the aggregate number of shares of Common Stock issuable on the Closing Date pursuant to the exercise of the Warrant (such number to be determined using the Exercise Price in effect on such date and without regard to any restriction on the ability to exercise the Warrant as of such date). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of the Warrant as a result of adjustments pursuant to the Warrant. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (x) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (y) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission or is no longer required to be maintained effective hereunder.

(b) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, but in no event later than the Registration Deadline. The Company shall maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144 or any successor provision, and (iii) the third (3rd) anniversary of the Closing Date (the period beginning on the Closing Date and ending on the earlier to occur of (i), (ii) and (iii) above being referred to herein as the "Registration Period").

(c) Registration of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms hereof.

3. OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:

(a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

(b) promptly following the Closing, use its best efforts to secure the listing on the Nasdaq Global Market of all Registrable Securities and provide each Holder with reasonable evidence thereof;

(c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e) notify each Holder promptly after becoming aware of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

(g) furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by an officer of the Company or of outside counsel to the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming such effectiveness and, to the knowledge of such officer or counsel, the absence of any stop order;

(h) provide to each Holder and its representatives the reasonable opportunity to conduct, subject to confidentiality agreements reasonably acceptable to the Company, a reasonable inquiry of the Company's financial and other records during normal business hours and make available during normal business hours and with reasonable advance notice its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

(i) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Securities Purchase Agreement and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

(j) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover the sum of (i) the aggregate number of Shares plus (ii) the aggregate number of Warrant Shares that are Registrable Securities then outstanding or issuable under the Warrant (such number to be determined using the Exercise Price in effect at such time and without regard to any restriction on the ability to exercise the Warrant), the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) Business Day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than the sum of (i) the aggregate number of Shares plus (ii) the aggregate number of the Warrant Shares that are Registrable Securities eligible for resale thereunder. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 3(j) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrant in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c) above.

4. PERMITTED SUSPENSION.

(a) Black-Out Period. Notwithstanding the Company's obligations under this Agreement, if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company or its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect upon the Company and its stockholders, the Company shall have the right to suspend the use of the Registration Statement for a period of not more than thirty (30) days (the "Black-out Period"); provided, however, that the Company may so defer or suspend the use of the Registration Statement for no more than forty five (45) days in the aggregate in any twelve-month period.

(b) Suspension. Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company shall promptly give written notice of the suspension to each Holder and shall promptly notify each Holder in writing as soon as the use of the Registration Statement may be resumed.

5. OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, and as a condition to the Company's obligations under Section 2 hereof, each Holder shall:

(a) timely furnish to the Company in writing (i) a completed shareholder questionnaire and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities, in each case, as the Company shall reasonably request in order to effect the registration thereof;

(b) upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) or of the commencement of a Black-out Period, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(e) or withdrawal of the stop order referred to in Section 3(f), or the termination of the Black-out Period, as the case may be, and maintain the confidentiality of such notice and its contents;

(c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d) notify the Company when it has sold all of the Registrable Securities held by it; and

(e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6. INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 6(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law. The Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.

(b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of Section 6(c), such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Section 6(b) exceed the gross proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

(d) In the event that the indemnity provided in Sections 6(a) or 6(b) is unavailable or insufficient to hold harmless an indemnified party for any reason for the losses referred to therein, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 6(d).

(e) The obligations of the Company and each Holder under this Section 6 shall survive the exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise. In addition, obligations of the Company under this Section 6 are in addition to any liability that the Company may have to any Holder.

7. REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts (until all of the Registrable Securities have been sold under a Registration Statement or pursuant to Rule 144) to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder's compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

8. MISCELLANEOUS.

(a) Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the letter described in Section 3(g), shall be borne by the Company.

(b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 8(b) shall be binding upon each Holder, each future Holder and the Company. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission or electronic mail, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the third (3rd) Business Day after timely delivery to an international overnight courier, addressed as follows:

If to the Company:

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Attn: General Counsel

Tel: (425) 415-6847

Fax: (425) 936-4411

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel F. Freedman

Tel: (617) 951-7000

Fax: (617) 951-7050

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

(d) Assignment. Upon the transfer of any Warrant or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement or the Warrant, as applicable.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

(f) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington applicable to contracts made and to be performed entirely within the State of Washington. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Washington for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h) Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.

(i) Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

MICROVISION, INC.

By: __/s/ Jeff T. Wilson_________

Name: Jeff T. Wilson

Title: Chief Financial Officer

MAX DISPLAY ENTERPRISES LIMITED

By: __/s/ Chiao Yu Lon___________

Name: Chiao Yu Lon

Title: Director